                            SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                    of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]       Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by rule 14a-6(e)(2))
[ ]       Definitive Proxy Statement
[X]       Definitive Additional Materials
[ ]       Soliciting material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12


                              Nuevo Energy Company
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



-------------------------------------------------------------------------------
   (Name of Person(s) filing Information Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]       No fee required.

[ ]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

          1)   Title of each class of securities to which transactions applies:

          ---------------------------------------------------------------------

          2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

          3) Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

          4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

          5)   Total fee paid:

          ---------------------------------------------------------------------

[ ]       Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

          ---------------------------------------------------

          2)   Form, Schedule of Registration Statement No.:

          ---------------------------------------------------

          3)   Filing Party:

          ---------------------------------------------------

          4)   Date Filed:

          ---------------------------------------------------

                               [Nuevo Letterhead]

                       Supplement to Our Proxy Statement
                              dated April 14, 1999

                                  May 11, 1999


Dear Nuevo stockholder:


In connection with our 1999 annual meeting of stockholders, we have made several changes to our 1999 Stock Incentive Plan. These changes are in response to guidelines which institutional investors use to determine whether to vote shares they own to approve a stock incentive plan. While these guidelines are either consistent with our past practices in granting awards under our other stock incentive plans or reflect the intent of our compensation committee in making future awards, certain institutional investors prefer that these guidelines be specifically incorporated in the plans, and that any variance from the guidelines be submitted to stockholders for approval.






                           1999 STOCK INCENTIVE PLAN


We have made the following amendments to our 1999 Stock Incentive Plan:


GENERAL

The 1999 Stock Incentive Plan authorizes the issuance of up to one million shares of stock to directors of Nuevo and executive officers, other key employees and consultants of Nuevo and its subsidiaries. Although no change to the group of persons who are eligible to participate in the plan has been made; in order to clarify those individuals who may participate, the eligibility requirements have been amended. The amendments provide for awards to directors of Nuevo and executive officers, employees and individuals who act as consultants of Nuevo or any of its subsidiaries who have the capability of making a substantial contribution to our success.


EXERCISE PRICE OF OPTIONS MUST BE EQUAL TO OR GREATER THAN MARKET PRICE

Prior to the amendments, the 1999 Stock Incentive Plan provided that the exercise price of stock options granted under the plan would be the market price on the date of grant, unless our compensation committee approved a different exercise price. This would allow our compensation committee to grant options at less than the market price on the date of grant. In the past, all of the stock options granted under our plans were granted at the market price on the date of grant. We have amended the 1999 Stock Incentive Plan to formalize this practice and specifically provide that we will not issue stock options with an exercise price less than the market value on the date of grant.

OPTIONS ISSUED UNDER THE PLAN MAY NOT BE RE-PRICED

We have amended the 1999 Stock Incentive Plan to provide that we may not reduce the exercise price of options granted under the plan or exchange outstanding options for options with a lower exercise price. Our existing plans do not prohibit the reduction of the exercise price of options or exchange of outstanding options for new options with a lower exercise price. As described in the proxy statement, during 1998, the compensation committee authorized the reduction in the exercise price of options owned by persons who are not executive officers or directors of the company. The exercise price of options owned by executive officers and directors was not changed.

PROHIBITION ON DIVIDEND EQUIVALENTS FOR STOCK OPTIONS

Prior to the amendments, the 1999 Stock Incentive Plan allowed the compensation committee to issue stock options which would entitle the holder to receive an amount equal to any dividends which would have been paid on the common stock issuable upon exercise of a stock option. The company has never granted options with these dividend equivalents. The 1999 Stock Incentive Plan has been amended to formalize past practice and specifically provide that such dividend equivalents cannot be issued under the plan.

AMENDMENT OF THE PLAN

Prior to its amendment, the 1999 Stock Incentive Plan allowed the compensation committee to amend the plan without stockholder approval. Under certain circumstances, the rules of the New York Stock Exchange would require stockholder approval of amendments to the plan. However, we have amended the 1999 Stock Incentive Plan to provide that any of the following amendments require stockholder approval to become effective:

     o    Any material increase in the number of shares subject to the plan;

     o any amendment to the terms of outstanding Award Agreements which benefit the plan participant if such improvement relates to a material number of shares under the plan; and

     o any extension of the class of persons entitled to receive awards under the 1999 Stock Incentive Plan covering a material number of shares subject to the plan.


Amendments affecting a number of shares in any of the foregoing categories equal to or less than 10% of the shares subject to the plan will not be deemed material unless such amendment provides for a decrease in the exercise price of an option (which may not be approved for any options). In addition, the compensation committee may approve changes to outstanding award agreements which benefit the holder of awards in connection with the termination of the employment of a holder of such awards.


We have also amended the plan to provide that we will not waive the enforcement of any provision of an outstanding award grant, although this will not prohibit the amendment of a grant as contemplated above.

MINIMUM VESTING PERIOD FOR PERFORMANCE SHARES

Prior to its amendment, the 1999 Stock Incentive Plan had no requirement for minimum vesting for awards which involve the issuance of stock to employees (generally referred to as "performance share" awards). We have amended the plan to provide that any performance share awards or similar awards would have a minimum one year vesting period. Generally, if employment terminates (or, in the case of director grants, a director resigns) prior to vesting, the shares would be forfeit. Vesting generally has exceptions for death and disability, which exceptions usually permit early vesting.

In addition, we have amended the 1999 Stock Incentive Plan to provide that all performance share awards will be made only if the compensation committee determines that the award is made in place of cash or other compensation to which the employee or director would have been entitled.

We do not expect performance shares to be a material component of executive officer compensation. However, as described in the proxy statement, in order to facilitate stock ownership by directors, we will permit our directors to elect to acquire common stock at a 33% discount to market price rather than cash director fees. Such common stock would be subject to a three year vesting, which vesting period could be extended at the election of the director.




You may review a copy of the plan, as amended, at the Securities and Exchange Commission's web site www.sec.gov, or may request a copy of the plan from us by contacting Barbara Forbes, Director of Investor Relations, Nuevo Energy Company 1331 Lamar, Suite 1650, Houston, Texas 77010 or by calling (713) 756-1781.

                                 EXHIBIT INDEX

Exhibit A                 1999 Stock Incentive Plan